UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On January 10, 2005, the Company's Board of Directors appointed two new directors, David W. Dorman and Jonathan S. Linen. Their appointments are effective as of January 28, 2005, the date of the next meeting of the Board of Directors. As of this filing neither Mr. Dorman nor Mr. Linen have been appointed to a committee of the Board of Directors. There is no arrangement or understanding between either Mr. Dorman or Mr. Linen and any other person pursuant to which he was selected as a director. A copy of the Company's press release announcing the appointment of Mr. Dorman and Mr. Linen is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibitis

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1  Press release issued by the Company on January 13, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: January 13, 2005	/s/ Gregory N.Moore Senior Vice President and Controller (Principal Accounting Officer)

Exhibit 99.1

YUM! BRANDS APPOINTS DAVID W. DORMAN AND JONATHAN S. LINEN TO BOARD

     LOUISVILLE, KY - January 13, 2005 - Yum! Brands, Inc. (NYSE: YUM) announced today the appointment of David W. Dorman, 50, and Jonathan S. Linen, 61, to its Board of Directors. Dorman is Chairman of the Board and Chief Executive Officer of AT&T. Linen is Vice Chairman of American Express Company. The appointments will become effective at the Company's next Board meeting on Jan. 28.

     “Dave Dorman and Jon Linen will make outstanding additions to the Yum! Brands Board of Directors. Dave leads one of the largest communications services companies in the world, and has extensive experience in the technology solutions which are critically important to our restaurant operations. Jon Linen's global expertise at one of the world's leading service brands will greatly complement our desire to satisfy our customers better than any other restaurant company,” said David C. Novak, Yum! Brands Chairman and Chief Executive Officer.

     Prior to assuming his current position, Dorman served as president of AT&T Corp., and prior to that as CEO of Concert, the global venture created by AT&T and British Telecommunications. He has a long career in the telecommunications business, having also served as president of Sprint Business, and as chairman, CEO and president of Pacific Bell. Appointed to AT&T's Board of Directors in February 2002, Dorman also serves on the board of Scientific Atlanta and the boards of several non-profit organizations, including the Woodruff Arts Center in Atlanta, Ga. and the Georgia Tech Foundation.

     Linen has risen through the American Express ranks over a 35-year career, and assumed his current position in 1993. As Vice Chairman, he is responsible for representing the company with its key corporate and government clients, business partners, industry associations and current and potential joint venture partners. He is a member of the American Express Global Leadership Team, responsible for establishing the company's overall strategic direction. Previously, he served as president and chief operating officer of American Express Travel Related Services Company, Inc., and as president and chief executive officer of Shearson Lehman Brothers. Linen also serves as chairman of the board of the International Golf Association and on the boards of Bausch & Lomb, World Monuments Fund, and the U.S. Travel & Tourism Promotion Advisory Board. He is the past Chairman and now Honorary Member of the Board of Trustees of the National Urban League.

     Yum! Brands Inc., based in Louisville, Ky., is the world's largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company's restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 2,600 multibrand restaurants. Outside the United States in 2004, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands Inc. from Tricon Global Restaurants Inc. to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange. For the past two years, the company has been recognized in Fortune Magazine's top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”